TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

with

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made as of October 1, 2015, by and between Trust for Professional Managers, a Delaware statutory trust (hereinafter called the “Trust”), on behalf of the series of the Trust as indicated on Schedule A attached hereto, as may be amended from time to time (each a “Fund” and collectively, the “Funds”), and William Blair Investment Management, LLC (hereinafter called the “Adviser”), a Delaware limited liability company located at 222 West Adams Street, Chicago, Illinois, 60606.

WITNESSETH:

WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Funds are series of the Trust having separate assets and liabilities; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of supplying investment advice as an independent contractor; and

WHEREAS, the Trust, on behalf of the Funds, and William Blair & Company, L.L.C. (“WBC”) have previously entered into an Investment Advisory Agreement dated as of October 28, 2014 (the “WBC Agreement”); and

WHEREAS, effective October 1, 2015, WBC will implement a corporate restructuring (the “Restructuring”) such that the Adviser shall provide the investment management services that WBC had provided to the Trust prior to the Restructuring, by reorganizing such services into the Adviser; and

WHEREAS, WBC, the Adviser and the Trust, on behalf of the Funds, have entered into an assignment and assumption agreement with respect to the WBC Agreement; and

WHEREAS, the Trust, on behalf of the Funds, and the Adviser desire to amend the WBC Agreement for the purpose of replacing WBC with the Adviser, as of the effective date of the Restructuring; and

WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Funds pursuant to the terms and provisions of this Agreement, and the Adviser desires to furnish said advice and services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

1. APPOINTMENT OF ADVISER. The Trust hereby appoints the Adviser, and the Adviser hereby accepts such appointment, to render investment advice and related services with respect to the assets of the Funds for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust’s Board of Trustees (the “Board of Trustees”).

2. DUTIES OF ADVISER.

(a) GENERAL DUTIES. The Adviser shall act as investment adviser to the Funds and shall supervise investments of the Funds on behalf of the Funds in accordance with the investment objectives, policies and restrictions of the Funds as set forth in the Funds’ and Trust’s governing documents, including, without limitation: the Trust’s Declaration of Trust and By-Laws, each as amended from time to time; the Funds’ prospectus, statement of additional information and undertakings; and such other limitations, policies and procedures as the Trustees may impose from time to time and provide in writing to the Adviser (collectively, the “Investment Policies”).  In providing such services, the Adviser shall at all times adhere to the provisions and restrictions contained in the federal securities laws, applicable state securities laws, the Internal Revenue Code of 1986, the Uniform Commercial Code and other applicable law.  Subject to the requirements of the Investment Company Act, the Adviser is authorized to delegate its duties hereunder, at the Adviser’s own expense, to one or more sub-advisers (each, a “Sub-Adviser”), each of which is a registered investment adviser under the Advisers Act, pursuant to a written agreement under which the Sub-Adviser shall furnish the services specified therein to the Adviser or the Funds.  The Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any agreement with a Sub-Adviser.

Without limiting the generality of the foregoing, the Adviser shall: (i) furnish the Funds with advice and recommendations with respect to the investment of the Funds’ assets and the purchase and sale of portfolio securities for the Funds, including the taking of such steps as may be necessary to implement such advice and recommendations (i.e., placing the orders); (ii) manage and oversee the investments of the Funds, subject to the ultimate supervision and direction of the Board of Trustees; (iii) make recommendations with respect to the hiring, termination and replacement of the Sub-Adviser; (iv) vote proxies for the Funds, file ownership reports under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the Funds, and take other actions on behalf of the Funds; (v) maintain the books and records required to be maintained by the Funds except to the extent arrangements have been made for such books and records to be maintained by the administrator or another agent of the Funds; (vi) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the Funds’ assets that the Funds’ administrator or distributor or the officers of the Trust may reasonably request; and (vii) render to the Board of Trustees such periodic and special reports with respect to the Funds’ investment activities as the Board of Trustees may reasonably request, including at least one in-person appearance annually before the Board of Trustees. It is understood and agreed that the Adviser shall have no obligation to initiate litigation on behalf of the Funds.

(b) BROKERAGE. The Adviser shall be responsible for decisions to buy and sell securities for the Funds, for broker-dealer selection, and for negotiation of brokerage commission rates, provided that the Adviser shall not direct orders to an affiliated person of the Adviser without general prior authorization to use such affiliated broker or dealer from the Board of Trustees. The Adviser’s primary consideration in effecting a securities transaction will be execution at the most favorable price. In selecting a broker-dealer to execute each particular transaction, the Adviser may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Funds on a continuing basis. The price to the Funds in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Exchange Act, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Funds. Subject to the same policies and legal provisions, the Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Adviser, or any affiliate of either. Such allocation shall be in such amounts and proportions as the Adviser shall determine, and the Adviser shall report on such allocations regularly to the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

3. REPRESENTATIONS OF THE ADVISER.

(a) The Adviser shall use its best judgment and efforts in rendering the advice and services to the Funds as contemplated by this Agreement.

(b) The Adviser shall maintain all licenses and registrations necessary to perform its duties hereunder in good order.

(c) The Adviser shall conduct its operations at all times in conformance with the Advisers Act, the Investment Company Act, and any other applicable state and/or self-regulatory organization regulations.

4. INDEPENDENT CONTRACTOR. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or the Funds. It is expressly understood and agreed that the services to be rendered by the Adviser to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

5. ADVISER’S PERSONNEL. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser or the Board of Trustees may desire and reasonably request and any compliance staff and personnel required by the Adviser.

6. EXPENSES.

(a) With respect to the operation of the Funds, the Adviser shall be responsible for (i) the Funds’ organizational expenses, (ii) providing the personnel, office space and equipment reasonably necessary for the operation of the Funds, (iii) the expenses of printing and distributing extra copies of the Funds’ prospectus, statement of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders) to the extent such expenses are not covered by any applicable plan adopted pursuant to Rule 12b-1 under the Investment Company Act, (iv) the costs of any special Board of Trustees meetings or shareholder meetings convened for the primary benefit of the Adviser, and (v) any costs of liquidating or reorganizing the Funds (unless such cost is otherwise allocated by the Board of Trustees). If the Adviser has agreed, whether voluntarily or pursuant to an agreement, to limit the operating expenses of the Funds, the Adviser shall also be responsible on a monthly basis for any operating expenses that exceed the agreed upon expense limit.

(b) Each Fund is responsible for and shall assume the obligation for payment of all of its expenses, other than as stated in Subparagraph 6(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses, including all expenses related to derivatives transactions; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Fund, including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the Investment Company Act; taxes, if any; a pro rata portion of expenditures in connection with meetings of the Fund’s shareholders and the Board of Trustees that are properly payable by the Fund; salaries and expenses of officers of the Trust, including without limitation the Trust’s Chief Compliance Officer, and fees and expenses of members of the Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Adviser; insurance premiums on property or personnel of the Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; all or any portion of trade association dues or educational program expenses determined appropriate by the Board of Trustees; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

(c) The Adviser may voluntarily or contractually absorb certain Fund expenses or waive the Adviser’s own advisory fee.

(d) To the extent the Adviser incurs any costs by assuming expenses which are an obligation of the Funds as set forth herein, the Funds shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses. To the extent the services for which the Funds are obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from the Funds to the extent of the Adviser’s actual costs for providing such services. In determining the Adviser’s actual costs, the Adviser may take into account an allocated portion of the salaries and overhead of personnel performing the services.

(e) The Adviser may not pay fees in addition to any Fund distribution or servicing fees to financial intermediaries, including, without limitation, banks, broker-dealers, financial advisors, or pension administrators, for sub-administration, sub-transfer agency or any other shareholder servicing or distribution services associated with shareholders whose shares are held in omnibus or other group accounts, except with the prior authorization of the Board of Trustees.  Where such arrangements are authorized by the Board of Trustees, the Adviser shall report regularly to the Trust on the amounts paid and the relevant financial institutions.

7. MANAGEMENT FEE.

(a) The Funds shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all services furnished or provided to the Funds pursuant to this Agreement, an annual management fee at the rate set forth in Schedule A to this Agreement.

(b) The management fee shall be accrued daily by the Funds and paid to the Adviser on the first business day of the succeeding month.

(c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

(d) The management fee payable to the Adviser under this Agreement will be reduced to the extent of any receivable owed by the Adviser to the Funds and as required under any expense limitation applicable to the Funds.

(e) The Adviser voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Funds under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis.

(f) Any such reductions made by the Adviser in its fees or payment of expenses which are the Funds’ obligation are subject to reimbursement by the Funds to the Adviser, if so requested by the Adviser, in subsequent fiscal years if the aggregate amount actually paid by the Funds toward the operating expenses for such fiscal year (taking into account the reimbursement) does not exceed the applicable limitation on Fund expenses. Under the expense limitation agreement, the Adviser may recoup reimbursements made in any fiscal year of the Funds over the following three fiscal years.  Any such reimbursement is also contingent upon the Board of Trustees’ review and approval at the time the reimbursement is made. Such reimbursement may not be paid prior to the Funds’ payment of current ordinary operating expenses.

(g) The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

8. NO SHORTING; NO BORROWING. The Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act. The Adviser agrees that neither it nor any of its officers or employees shall borrow from the Funds or pledge or use the Funds’ assets in connection with any borrowing not directly for the Funds’ benefit. For this purpose, failure to pay any amount due and payable to the Funds for a period of more than thirty (30) days shall constitute a borrowing.

9. CONFLICTS WITH TRUST’S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust and Funds. In this connection, the Adviser acknowledges that the Trustees retain ultimate plenary authority over the Funds and may take any and all actions necessary and reasonable to protect the interests of shareholders.

10. REPORTS AND ACCESS.

(a) The Adviser agrees to supply such information to the Funds’ administrator and to permit such compliance inspections by the Funds’ administrator as shall be reasonably necessary to permit the administrator to satisfy its obligations and respond to the reasonable requests of the Board of Trustees.

(b) The Trust agrees to provide the Adviser such information about the Trust and the Funds as is necessary and appropriate for the Adviser to perform its services hereunder.  Such information includes, but is not limited to, the Trust’s Declaration of Trust and By-Laws and all compliance policies and procedures of the Trust.  The Trust agrees to provide to the Adviser promptly any amendment to the foregoing and, if any such amendment would materially affect the services to be provided by the Adviser hereunder, the Trust agrees to provide the amendment to the Adviser prior to its adoption by the Board of Trustees.

(c) The Trust represents and warrants that this Agreement has been authorized by the Board of Trustees and by shareholders in accordance with applicable law.

11. ADVISER’S LIABILITIES AND INDEMNIFICATION.

(a) The Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of any information with respect to the Adviser and its personnel and the Funds’ investment objectives, investment strategies, risks to investors, financial and performance information and financial statements provided in writing to the Funds for inclusion in the Funds’ offering materials (including the prospectus, the statement of additional information, and advertising and sales materials). Notwithstanding the forgoing, the Adviser shall have no responsibility and shall not be liable for the accuracy and completeness of any information contained in the Funds’ offering materials (including the prospectus, the statement of additional information, and advertising and sales materials) that were not provided by the Adviser in writing to the Fund.

(b) In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, or (ii) reckless disregard by the Adviser of its obligations or duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Trust or the Funds or to any shareholder of the Funds for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, redemption or sale of any security by the Funds.  Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Funds or any shareholder of the Funds may have under any federal securities law or state law.

(c) The Adviser shall indemnify the Trust and the Funds and their respective directors, officers and employees (the “Fund Indemnified Parties”) against, and hold them harmless from, any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under this Agreement (collectively, “Disabling Conduct”).

(d) The Trust and the Funds shall indemnify the Adviser and the Adviser’s officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser (collectively, the “Adviser Indemnified Parties”) against, and hold such Adviser Indemnified Parties harmless from, any and all Losses (or actions with respect thereto) from any Proceedings arising from the Adviser’s providing services under this Agreement, except for liability for Losses which is due to Disabling Conduct.

(e) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

12. NON-EXCLUSIVITY; TRADING FOR ADVISER’S OWN ACCOUNT. The Trust’s employment of the Adviser is not an exclusive arrangement. The Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein. Likewise, the Adviser may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting; provided, however, that the Adviser expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Funds under this Agreement, and provided further that the Adviser will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the Investment Company Act and the Advisers Act and has been approved by the Board of Trustees.

13. TRANSACTIONS WITH OTHER INVESTMENT ADVISERS. The Adviser is not an affiliated person of any investment adviser responsible for providing advice with respect to any other series of the Trust, or of any promoter, underwriter, officer, director, member of an advisory board or employee of any other series of the Trust.  The Adviser shall not consult with the investment adviser of any other series of the Trust concerning transactions for the Funds or any other series of the Trust.

14. TERM. This Agreement shall become effective with respect to the Funds at the time the Funds commence operations pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and shall continue for an initial term of two years thereafter, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuation is approved for the Funds at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Funds and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the Investment Company Act.

15. RIGHT TO USE NAME.

(a) The Adviser warrants that the Funds’ names are not deceptive or misleading.  Any concern regarding copyright, trademark, or patent infringement with respect to the names used by the Funds shall be resolved by the Adviser.  The Adviser shall at all times have all rights in and to the Funds’ names, as listed on Schedule A hereto, or any name derived from using the name “William Blair Investment Management, LLC.”  The Funds shall have a license to use, but have no other rights in or to, the name “William Blair Investment Management, LLC” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. Within sixty (60) days from such time as this Agreement shall no longer be in effect, the Funds shall cease to use such a name or any other name connected with the Adviser.

(b) It is understood and hereby agreed that the name “Trust for Professional Managers” or “TPM” is the property of the Trust for trademark and all other purposes.  The Adviser undertakes and agrees that, in the event that the Adviser shall cease to act as investment adviser to the Funds, the Adviser shall promptly take all necessary and appropriate action to discontinue use of the Trust’s name and will  further refrain from using the Trust’s name; provided, however, that the Adviser may continue to use the Trust’s name for the sole purpose of identifying the Trust as an account formerly managed by the Adviser or as otherwise consented to by  the Trust in writing prior to such use.

16. TERMINATION; NO ASSIGNMENT.

(a) This Agreement may be terminated by the Trust on behalf of the Funds at any time without payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Funds, upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Funds. In the event of a termination, the Adviser shall cooperate in the orderly transfer of the Funds’ affairs and, at the request of the Board of Trustees, transfer any and all books and records of the Funds maintained by the Adviser on behalf of the Funds.

(b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Company Act.

17. NONPUBLIC PERSONAL INFORMATION. Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its directors, trustees, managers, members, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to the Funds’ prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Adviser.  Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

18. ANTI-MONEY LAUNDERING COMPLIANCE. The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy. The Adviser agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Adviser, now and in the future. The Adviser further agrees to provide to the Trust and/or the Funds’ administrator such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

19. CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES. The Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Funds are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Adviser agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Adviser agrees to inform the Trust of any material development related to the Funds that the Adviser reasonably believes is relevant to the Funds’ certification obligations under the Sarbanes-Oxley Act.

20. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

21. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

22. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Advisers Act and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Schedule A	WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By: /s/ John P. Buckel	By: /s/ Richard W. Smirl
Name: John P. Buckel	Name: Richard W. Smirl
Title: President	Title: Chief Operating Officer

SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

with

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
William Blair Directional Multialternative Fund	1.60%